UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2010

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

0-21898

(Commission File Number)

Delaware	46-0408024
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 South Lake Avenue, Suite 703, Pasadena, CA 91101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (626) 304-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On February 1, 2010, Mr. Kenneth Myszkowski, 43, was appointed Chief Financial Officer of Arrowhead Research Corporation (the “Company”), effective immediately. Mr. Myszkowski joined the Company in November 2009 as Vice President, Finance. Mr. Myszkowski has over 21 years of accounting and finance experience, most recently having served from July 2008 until October 2009 as the Corporate Controller for Broadwind Energy. Previous to his position at Broadwind, Mr. Myszkowski was controller from February 2005 to July 2008 for Epcor USA, the US headquarters for Epcor Utilities, Inc.

Prior to Epcor, Mr. Myszkowski was controller from August 2000 through February 2005 for two start-up ventures, NanoInk, specializing in Dip Pen Nanolithography, a nanofabrication technology, and Delphion which provided on-line tools for intellectual property research. Mr. Myszkowski held several corporate roles at FMC Corporation, and Premark International, both Fortune 500 conglomerates. Mr. Myszkowski began his career in 1988 in the audit practice of Arthur Andersen & Co. in Chicago, Illinois.

Mr. Myszkowski received his undergraduate degree from the University of Illinois, and his MBA degree from the University of Chicago Booth School of Business. Mr. Myszkowski is a certified public accountant in Illinois.

Mr. Myszkowski succeeds Joseph T. Kingsley, who has been serving as the Company’s Chief Financial Officer on an interim basis since July 2009. Mr. Kingsley stepped down as the Company’s interim Chief Financial Officer concurrently with Mr. Myszkowski’s appointment.

In connection with Mr. Myszkowski’s appointment as the Company’s Chief Financial Officer, he will earn an annualized salary of $225,000 effective February 1, 2010.

In connection with his hire as Vice President, Finance on November 16, 2009, he was granted an option to purchase 250,000 shares of Company common stock under the Company’s 2004 Equity Incentive Plan. The options vest ratably over a four year term in two tranches: 125,000 shares began vesting on November 16, 2009 and 125,000 shares began vesting on February 1, 2010. Mr. Myszkowski is eligible to participate in the Company’s bonus program, based on the attainment of Company and individual goals. The Company also agreed to reimburse Mr. Myszkowski reasonable travel expenses for a period of time until he relocates, and $45,000 in additional relocation/moving expenses. The Company has agreed to pay Mr. Myszkowski severance if he is terminated from employment with the Company without cause. The severance payment would be equal 3 months’ salary and COBRA payment prior to his relocation, 9 months’ salary and COBRA payment after his relocation until his 18 month anniversary of employment decreasing to 6 months’ salary and COBRA payment until his 2 year anniversary. After his two year anniversary, 3 months’ salary and COBRA payment would be paid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2010

ARROWHEAD RESEARCH CORPORATION

By:	/s/ CHRISTOPHER ANZALONE
Christopher Anzalone
Chief Executive Officer